TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”) is entered into as of October 25, 2007 by and between JD Holdings Inc., a California corporation (“JD Holdings”), and Joe’s Jeans Inc. (formerly known as Innovo Group Inc.) a Delaware corporation (collectively, with its subsidiary Joe’s Jeans Subsidiary Inc., “Joe’s”).

W I T N E S S E T H:

WHEREAS, Joe’s and JD Holdings, successor to JD Design LLC, previously entered into that certain Collateral Protection Agreement dated October 13, 2006, the First Amendment dated October 30, 2006, the Second Amendment dated April 13, 2007 and the Third Amendment dated June 25, 2007; and

WHEREAS, the parties mutually agree to terminate the Collateral Protection Agreement; and

NOW THEREFORE, FOR AND IN CONSIDERATION of the mutual promises, covenants and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. The Collateral Protection Agreement is hereby terminated in its entirety and there are no further obligations under the Agreement as of the date of this Termination Agreement.

2. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Termination Agreement to be executed as of the date first set forth above.

JOE’S JEANS INC.

By: /s/ Marc Crossman
Its: CEO and President

JD HOLDINGS, INC.

By: /s/ Joseph M. Dahan
Its: President